As filed with the Securities and Exchange Commission on August 11, 1999

Registration Statement No. 333___

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MYLEX CORPORATION
               (Exact name of issuer as specified in its charter)


Delaware                                                             59-2291597
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                            34551 Ardenwood Boulevard
                           Fremont, California 94555
                     (Address of principal executive offices)

                        1998 STOCK OPTION AND INCENTIVE PLAN
                             (Full title of the plan)

                                   COLLEEN GRAY
                   Vice President and Chief Financial Officer
                                MYLEX CORPORATION
                            34551 Ardenwood Boulevard
                            Fremont, California 94555
                                 (510) 796-6100
            (Name, address and telephone number of agent for service)

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                         CALCULATION OF REGISTRATION FEE
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
Title of Securities to    Amount to be           Proposed Maximum        Proposed Maximum       Amount of
be Registered             Registered(1)          Offering Price Per      Aggregate Offering     Registration Fee
                                                 Share (2)               Price (2)
Common Stock                  2,000,000                  $11.29             $22,570,217            $6,274.52

(1) The registration also includes an undetermined additional number of shares of common stock that may be issued from time to time as a result of andilution provisions of the Plan.

(2) Estimated in accordance with Rule 457(h)(l) and (c) solely for the purpose of computing the amount of the registration fee. The maximum offering price is based on (i) the 926,650 options currently outstanding under the Plan with an exercise price of $ 11.00, with an aggregate exercise price of $10,193,150; and (ii) the 1,073,350 shares available for grant under the Plan, multiplied by the average of the high and low prices of the Company's Common Stock as reported on the NASDAQ National Market System on August 9, 1999, with an aggregate prospective purchase price of $12,377,067.

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

                                  INTRODUCTION

       Mylex Corporation, a Delaware corporation (the "Company"), is filing this Registration Statement on Form S-8 in relation to shares of its common stock (the "Common Stock") issuable to eligible employees, officers, directors and consultants of the Company or any subsidiary of the Company under the Company's 1998 Stock Option and Incentive Plan.

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION. *

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

                                     PART 2

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

       This Registration Statement incorporates by reference the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"), each of which constitutes part of this Registration Statement:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1998;

       (b) All other reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the report described in (a) above;


       (c) The description of the Company's Common Stock contained in the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders under the caption "Proposal for Reincorporation" and its Form 8-A with respect to its Rights Agreement, filed with the Commission in June 1997, as amended.

       This Registration Statement also will incorporate by reference all reports and other documents that the Company files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold. Each such report and document shall be deemed

------------------

         * In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part 1 of Form S-8, this Registration Statement omits information required by Part 1 of Form S-8 to be contained in the Section 10(a) prospectus.

to be incorporated by reference in, and to be a part of, this Registration Statement from the date on which the Company files it with the Commission.

       For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement, modifies or supersedes such statement. Except as so modified or superseded, any such statement shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTEREST OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       This Registration Statement incorporates by reference the description of the Indemnification of Directors and Officers required by Item 702 of Regulation S-K contained in Item 6 (Indemnification of Directors and Officers) of Part 2 of Post-Effective Amendment No. 3 to the Company's Registration Statement on Form S-8, filed with the Commission on February 3, 1998 (Registration Statement No. 333-08974).

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

EXHIBIT NO.                DESCRIPTION
-----------                -----------
 4.1                       1998 Stock Option and Incentive Plan.

 4.2                       Form of Incentive Stock Option Agreement.

 5.1                       Opinion of counsel as to legality of securities being registered.

23.1                       Consent of Independent Auditors.

23.2                       Consent of Counsel (contained in Exhibit 5.1)

24.1                       Power of Attorney (see signature page)

ITEM 9.       UNDERTAKING.

       (a)    The undersigned Registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on the 11th day of August, 1999.

                                          MYLEX CORPORATION



                                          By   /s/ Colleen Gray
                                               --------------------------
                                                Colleen Gray
                                                Vice President and
                                                Chief Financial Officer

                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Al Montross and Colleen Gray, and each or either of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and her in any and all capacities, to sign any and all amendments, whether pre-effective or post-effective, to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                                             Date
         ---------                        -----                                             ----
/s/ Al Montross                           President, Chief Executive Officer,               August 2, 1999
--------------------------------------    and Director (Principal Executive
Al Montross                               Officer)

/s/ Colleen Gray                          Vice President and Chief Officer                  August 2, 1999
--------------------------------------    Financial (Principal Financial
Colleen Gray                              Officer and Principal Accounting
                                          Officer)

/s/ Ismael Dudhia                         Director                                          August 2, 1999
--------------------------------------
Ismael Dudhia

/s/ Stephen McKenzie                      Director                                          August 2, 1999
--------------------------------------
Stephen McKenzie

/s/ Dr. M. Yaqub Mirza                    Director                                          August 2, 1999
--------------------------------------
Dr. M. Yaqub Mirza

/s/ Dr. Inder M. Singh                    Director                                          August 2, 1999
--------------------------------------
Dr. Inder M. Singh

/s/ Walter Wilson                         Director                                          August 2, 1999
--------------------------------------
Walter Wilson

Exhibit No.                Description
-----------                -----------
 4.1                       1998 Stock Option and Incentive Plan

 4.2                       Form of Incentive Stock Option Agreement

 5.1                       Opinion of Legal Counsel as to legality of securities being registered

23.1                       Consent of Independent Auditors

23.2                       Consent of Legal Counsel (included in Exhibit 5.1)

24.1                       Power of Attorney (see signature page)


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